UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 3, 2024
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Entry into Braidwell Term Loan Facility
On January 3, 2024 (the “Closing Date”), iRhythm Technologies, Inc. (the “Company”) entered into a Credit, Security and Guaranty Agreement (the “Credit Agreement”) with Braidwell Transaction Holdings LLC – Series 5 (“Braidwell”), as lender, and Wilmington Trust, National Association, as administrative and collateral agent, which provides for a senior secured delayed draw term loan facility in an aggregate principal amount of up to $150.0 million (the “Braidwell Term Loan Facility”). An initial tranche of $75.0 million (the “Initial Loan”) was funded under the Braidwell Term Loan Facility on the Closing Date. In addition to the Initial Loan, the Braidwell Term Loan Facility includes an additional tranche of $75.0 million (the “Delayed Draw Loan,” and together with the Initial Loan, the “Term Loans”), which will be accessible by the Company through the one year anniversary of the Closing Date, so long as it satisfies certain customary conditions precedent, including compliance with financial covenants and continued accuracy of the representations and warranties provided by the Company in the Credit Agreement (the funding date of the Delayed Draw Loan, the “Delayed Draw Closing Date”). The Braidwell Term Loan Facility has a maturity date of January 3, 2029 (the “Maturity Date”) and provides, at the Company’s election, for payment of a portion of interest in kind during the term of the loan with principal and accrued interest due at the Maturity Date. Upon repayment of the Term Loans (whether at the Maturity Date or upon earlier prepayment), the Company is required to pay an exit fee equal to 2.75% of the principal amount being repaid. The Company’s net proceeds from the Initial Loan were approximately $35 million, after deducting estimated debt issuance costs, fees and expenses, and repayment of the Company’s existing term loan from Silicon Valley Bank (upon which the Company terminated its credit agreement with Silicon Valley Bank as described in Item 1.02 below).
Interest Rate
The Braidwell Term Loan Facility will accrue interest at an annual rate equal to the sum of (a) the SOFR Rate (as defined in the Credit Agreement) and (b)(i) an applicable margin of 6.50% if paid in cash, or (ii) an applicable margin of 6.95%, if, at the Company’s election, if a portion of interest is paid in kind (the “Applicable Margin”). Accrued interest on the Term Loans is payable quarterly in arrears. Upon an Event of Default (as defined in the Credit Agreement), the Applicable Margin will automatically increase by an additional 3.00% per annum.
Prepayment
The Term Loans may be prepaid at any time, subject to a prepayment premium equal to (i) 2.00% of the aggregate outstanding principal amount being prepaid, if prepaid on or within 12 months of the Closing Date; (ii) 1.00% of the aggregate outstanding principal amount being prepaid, if prepaid more than 12 months after the Closing Date and on or within 24 months of the Closing Date; and (iii) 0.00% thereafter, and the exit fee described above. Additionally, the Term Loans must be prepaid, along with the applicable prepayment premium and exit fee, upon receipt of proceeds from asset sales and insurance payments.
Security
Pursuant to the Credit Agreement, all of the Company’s obligations under the Credit Agreement are secured by a first lien perfected security interest on substantially all of its existing and after-acquired assets, subject to customary exceptions.
Representations, Warranties, Covenants, and Events of Default
The Credit Agreement contains certain representations and warranties, affirmative covenants, negative covenants, financial covenants, and conditions that are customarily required for similar financings. The affirmative covenants, among other things, require the Company to undertake various reporting and notice requirements and an obligation to maintain in force certain rights, approvals and assets. The negative covenants restrict or limit the Company’s ability to, among other things and subject to certain exceptions contained in the Credit Agreement, incur new indebtedness; create liens on assets; engage in certain fundamental corporate changes, such as mergers or acquisitions, or changes to the Company’s business activities; and to make Investments or Restricted Payments (each as defined in the Credit Agreement), in each case subject to customary exceptions. The negative covenants also restrict the Company’s ability to change its fiscal year; repay other certain indebtedness; engage in certain affiliate transactions; or enter into, amend or terminate any other agreements that has the impact of restricting the Company’s ability to make loan repayments under the Credit Agreement. In addition, the Company must (i) as of the end of each fiscal quarter after the Closing Date until the Delayed Draw Closing Date, maintain unrestricted cash and Cash Equivalent Investments (as defined in the Credit Agreement) of at least $50.0 million, (ii) as of the end of each fiscal quarter after the Delayed Draw Closing Date, maintain unrestricted cash and Cash Equivalent Investments of at least $75.0 million, and (iii) as of the end of each fiscal quarter after the Closing Date until the Maturity Date, maintain Revenue Base (as defined in the Credit Agreement) for the trailing four fiscal quarters of at least $350.0 million.

The Credit Agreement also contains certain customary Events of Default which include, among others, non-payment of principal, interest, or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross-defaults to material contracts, certain material regulatory-related events and events constituting a change of control. The occurrence of an Event of Default could result in, among other things, the declaration that all outstanding principal and interest under the Braidwell Term Loan Facility are immediately due and payable in whole or in part.
The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
Termination of SVB Loan and Security Agreement
In connection with the entry into the Credit Agreement, the Company’s Third Amended and Restated Loan and Security Agreement, dated as of October 23, 2018 (as amended, the “SVB Loan and Security Agreement”), with Silicon Valley Bank, a Division of First-Citizens Bank & Trust Company (“SVB”) was terminated, effective as of the Closing Date, and SVB’s security interest in the Company’s assets and property was released.
Item 7.01 Regulation FD Disclosure
On January 8, 2024, in connection with remarks to be made at the J.P. Morgan 42nd Annual Healthcare Conference on Monday, January 8, 2024, beginning at 7:30 p.m. (Eastern Time), the Company issued a press release announcing preliminary fourth quarter 2023 highlights and business updates, including initial financial outlook for fiscal year 2024, the Credit Agreement and termination of the SVB Loan and Security Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any other filing under the Exchange Act or under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Credit, Security and Guaranty Agreement, dated January 3, 2024, by and among the Company, Braidwell Transaction Holdings LLC – Series 5 and Wilmington Trust, National Association.
99.1	Press release dated January 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: January 8, 2024	By:	/s/ Brice A. Bobzien
Brice A. Bobzien
Chief Financial Officer